Exhibit 10.1

Mercury Computer Systems, Inc.
Notice of Grant of Stock Options	ID: [ ]
and Option Agreement	199 Riverneck Road
Chelmsford, MA 01824

[Name]	Option Number: [ ]
Plan:	1997
[Address]	ID: [ ]

Effective [            ], you have been granted a(n) Incentive Stock Option to buy [            ] shares of Mercury Computer Systems, Inc. (the Company) stock at [            ] per share.

The total option price of the shares granted is [            ]

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
[ ]	On Vest Date	[ ]	[ ]
[ ]	On Vest Date	[ ]	[ ]
[ ]	On Vest Date	[ ]	[ ]
[ ]	On Vest Date	[ ]	[ ]

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Mercury Computer Systems, Inc.                                                                         Date

[Name]                                                                                                                  Date

FORM of OPTION AGREEMENT

Terms and Conditions

1. Term.

[Terms for Employees]

This Stock Option shall terminate and no portion will be exercisable on the earliest of the following: (i) the expiration date, (ii) [—] days after the Optionee ceases to be an employee of the Company or one of its subsidiaries, (iii) the date the Optionee ceases to be an employee of the Company or one of its subsidiaries if such termination of employment is because of dismissal for cause or because the Optionee is in breach of any employment agreement, (iv) 12 months from the date the Optionee ceases to be an employee if such termination of employment is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), (v) 12 months from the date of death in the event of the death of the Optionee, or (vi) five years after the Optionee ceases to be an employee of the Company or one of its subsidiaries if such termination of employment is because of the Optionee’s retirement on or after attaining the minimum age, completing the minimum number of years of service and satisfying all other conditions specified for retirement status under the Company’s Retirement Policy Statement.

[Terms for Board of Directors]

This Stock Option shall terminate and no portion will be exercisable on the earliest of the following: (i) the expiration date, (ii) 12 months from the date of death in the event of the death of the Optionee while serving as a director, or (iii) five years after the Optionee ceases to be a director of the Company if such cessation is for any reason other than death.

2. Manner of Exercise.

(a) From time to time on or prior to the expiration of this Stock Option, the Optionee may give written notice to the Company of his election to purchase some or all of the shares of Mercury Computer Systems, Inc. (“Stock”) purchasable at the time of such notice. This notice shall specify the number of shares of Stock to be purchased.

Payment of the purchase price for the shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Company; (ii) through the delivery of shares of Stock that have been purchased by the Optionee on the open market or that have been beneficially owned by the Optionee for at least six months; (iii) a combination of (i) and (ii); or (iv) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

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(b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Company as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares of Stock with respect to which this Stock Option may be exercised at any one time shall be 50 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

3. Restrictions. This Stock Option may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted by the Committee at any time, and any gain realized or payment received as a result of the exercise of this Stock Option may be subject to recapture by the Company if the Optionee engages in any Detrimental Activity prior to or during the six months following any exercise, payment or delivery pursuant to this Stock Option.

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable only by the Optionee’s legal representative or legatee. All references herein to the Optionee shall be read to include the Optionee’s representative or legatee.

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